Exhibit 10.2
AMENDMENT NO. 1 TO THE DATATRAK INTERNATIONAL, INC.
2005 OMNIBUS EQUITY PLAN
     This Amendment No. 1 (the “Amendment”) to the DATATRAK International, Inc. 2005 Omnibus Equity Plan (the “Plan”) is made this 12th day of June, 2008 by DATATRAK International, Inc. (the “Company”).
W I T N E S S E T H
     WHEREAS, the Company’s Board of Directors adopted the Plan on May 3, 2005; and
     WHEREAS, the Plan was approved at a meeting of the Company’s shareholders on July 22, 2005; and
     WHEREAS, the Board of Directors has deemed it necessary and appropriate to adopt an amendment to the Plan to increase the total amount of shares that may be granted under the Plan from 350,000 shares to 1,000,000 shares; and
     WHEREAS, the Company’s shareholders approved the amendment to the Plan to increase the total amount of shares that may be granted under the Plan from 350,000 shares to 1,000,000 shares at a meeting of the Company’s shareholders on June 12, 2008.
     NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:
     Article 3 is replaced in its entirety with the following:
“ARTICLE 3
Stock Subject to Plan
3.1     Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is 1,000,000, which may be treasury or authorized but unissued Shares.
3.2     Other Limitations.
           (a) ISO Limitations. The maximum number of Shares available with respect to all Stock Options (whether Incentive Stock Options or Non-Qualified Stock Options) granted under this Plan is 1,000,000 Shares.
           (b) Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any participant in any fiscal year (including but not limited to Awards of Options and SARs), regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 35,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards, including but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.”

     IN WITNESS WHEREOF, DATATRAK International, Inc., by its appropriate officers duly authorized, has executed this Amendment as of the 12th day of June, 2008.

DATATRAK INTERNATIONAL, INC.
By:	/s/ Jeffrey A. Green
Jeffrey A. Green, Chief Executive Officer

By:	/s/ Raymond J. Merk
Raymond J. Merk, Vice President of Finance,
Chief Financial Officer and Treasurer